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                                       Skyworks Solutions, Inc. and Subsidiaries

                                  EXHIBIT 23.A

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Skyworks Solutions, Inc.:

      We hereby consent to incorporation by reference in the registration statements of Alpha Industries, Inc. (No. 033-63541, No. 033-63543, No. 333-71013, No. 333-71015, No. 333-48394, No. 333-38832, No. 333-63818, No.
      333-85024 and No. 333-91524) on Form S-8 and in the registration statement of Skyworks Solutions, Inc. (No. 333-91758, No. 333-100312 and No. 333-100313) on Form S-8 and the registration statements (No. 333-99015 and No. 333-92394) on Form S-3 of Skyworks Solutions, Inc. of our report dated November 15, 2002, with respect to the consolidated balance sheet of Skyworks Solutions, Inc. as of September 30, 2002, and the related consolidated statement of operations, stockholders' equity, and cash flows for the year ended September 30, 2002, and the related financial statement schedule, which report appears in the 2002 annual report on Form 10-K of Skyworks Solutions, Inc.

/s/KPMG LLP
KPMG LLP
Boston, Massachusetts
December 20, 2002